UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On October 2, 2024, EFR Australia Pty Ltd ("EFR"), a wholly owned subsidiary of Energy Fuels Inc. ("Energy Fuels" or the "Company"), completed the acquisition of all of the fully paid ordinary shares of Base Resources Limited ("Base Resources") pursuant to a Scheme Implementation Deed dated April 21, 2024 by and among the Company, EFR and Base Resources (the "Deed").

Under the Deed, at closing, each holder of ordinary shares of Base Resources received consideration of (i) 0.0260 of the Company’s common shares for each Base Resources share held on the Scheme Record Date (being 5 pm Perth, Australia time on Wednesday, September 18, 2024) (the “Share Consideration”), and (ii) AUS$0.065 in cash, paid by way of a special dividend by Base Resources to its shareholders (the “Transaction”). The total Share Consideration issued by Energy Fuels was approximately US$178.4 million and the total special dividend value paid by Base Resources was approximately US$55.1 million. Holders of ordinary shares of Base Resources that reside in certain jurisdictions will receive the net proceeds from the sale made by a nominee of the Company’s common shares in lieu of the Share Consideration.

The Company is providing the following unaudited pro forma condensed combined financial information to aid shareholders in their analysis of the financial aspects of the Transaction. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the unaudited consolidated balance sheet of the Company as of June 30, 2024 with the audited consolidated balance sheet of Base Resources as of June 30, 2024, giving effect to the Transaction as if it had been consummated on June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statement of operations of Energy Fuels for the year ended December 31, 2023 with the unaudited results of Base Resources for the year ended December 31, 2023. The results of Base Resources for the year ended December 31, 2023 were calculated as (i) the historical audited statement of operations of Base Resources for the fiscal year ended June 30, 2023; less (ii) the historical unaudited statement of operations of Base Resources for the six months ended December 31, 2022; plus (iii) the historical unaudited statement of operations of Base Resources for the six months ended December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 combines the unaudited consolidated statement of operations of Energy Fuels for the six months ended June 30, 2024 with the unaudited results of Base Resources for the six months ended June 30, 2024. The results of Base Resources for the six months ended June 30, 2024 were calculated as (i) the historical audited statement of operations of Base Resources for the fiscal year ended June 30, 2024; less (ii) the historical unaudited statement of operations of Base Resources for the six months ended December 31, 2023.

The unaudited pro forma condensed combined statements of operations give effect to the Transaction as if it had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

• The historical unaudited consolidated financial statements of Energy Fuels as of and for the six months ended June 30, 2024, as filed with the U.S. Securities and Exchange Commission ("SEC") on August 2, 2024;

• The historical audited consolidated financial statements of Energy Fuels as of and for the year ended December 31, 2023, as filed with SEC on February 23, 2024 and as amended on June 28, 2024;

• The historical audited consolidated financial statements of Base Resources as of and for the years ended June 30, 2024 and 2023, which are incorporated by reference into this Current Report; and

• The historical unaudited consolidated financial statements of Base Resources as of and for the six months ended December 31, 2023 and December 31, 2022, as published on the Investors' page of the Base Resources' website (https://baseresources.com.au/investors/reports/).

The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this Current Report.

Accounting for the Transaction

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). Energy Fuels has been treated as the acquirer for accounting purposes, and thus accounts for the Transaction as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations ("ASC 805"). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following unaudited pro forma condensed combined financial information is preliminary and is subject to adjustment upon receipt of, among other things, appraisals of some of the assets and liabilities of Base Resources. As a result, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited combined financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Transaction.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Transaction, which is discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Base Resources by Energy Fuels. Base Resources' historical financial statements are presented in accordance with International Financial Reporting Standards ("IFRS"). A preliminary analysis has been performed, and no material adjustments were identified that were required to conform Base Resources results with U.S. GAAP outside of adjustments applied as part of the step-up in basis as part of the purchase price allocation reflected as an adjustment to the pro forma financial information. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company's consolidated results of operations or consolidated financial position that would actually have occurred had the Transaction been consummated on the dates assumed or to project the combined company's consolidated results of operations or consolidated financial position for any future date or period. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Transaction.

Base Resources and Energy Fuels have not had any historical material relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

ENERGY FUELS INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(Expressed in thousands of U.S. dollars)

		Historical
		Base			Other
	Historical	Resources	Presentation		Material		Transaction		Pro Forma
	Energy Fuels	Limited	Adjustments		Adjustments		Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	24,594	88,117			(55,073)	(B)	(12,500)	(D)	45,138
Marketable securities	146,655	-							146,655
Trade and other receivables, net of allowance for credit losses	9,548	33,560							43,108
Inventories	23,524	24,592					6,508	(C)	54,624
Prepaid expenses and other current assets	3,985	2,401							6,386
Total current assets	208,306	148,670	-		(55,073)		(5,992)		295,911

Mineral properties / Capitalised exploration and evaluation	123,840	171,914					(38,963)	(C)	256,791
Property, plant and equipment, net	40,356	24,432	(1,000)	(A)			(2,037)	(C)	61,751
Inventories	6,887	-							6,887
Operating lease right of use asset	1,127	-	1,000	(A)					2,127
Investments	3,473	-							3,473
Other long-term receivables	1,482	4,114							5,596
Restricted cash	17,924	-							17,924
Total assets	403,395	349,130	-		(55,073)		(46,992)		650,460

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	7,147	13,106							20,253
Operating lease liability	218	-							218
Asset retirement obligations	-	-	30,313	(A)			(1,313)	(C)	29,000
Provisions	-	39,587	(30,313)	(A)					9,274
Deferred Consideration	-	7,000					10,000	(C)	17,000
Current tax liabilities	-	3,035							3,035
Other current liabilities	-	484							484
Total current liabilities	7,365	63,212	-		-		8,687		79,264

Operating lease liability	1,006	-							1,006
Asset retirement obligations	11,688	-	18,031	(A)			(9,431)	(C)	20,288
Deferred revenue	600	-							600
Provisions	-	18,067	(18,031)	(A)					36
Deferred consideration	-	10,000					(10,000)	(C)	-
Other non-current liabilities	-	592							592
Total liabilities	20,659	91,871	-		-		(10,744)		101,786

EQUITY
Share capital / Issued capital	739,762	307,811					(129,373)	(C)	918,200
Treasury shares	-	(1,234)					1,234	(C)	-
Accumulated deficit	(359,037)	(27,767)			(55,073)	(B)	82,840	(C)	(371,537)
							(12,500)	(D)
Accumulated other comprehensive loss	(1,946)	-							(1,946)
Reserves	-	(21,551)					21,551	(C)	-
Total shareholder's equity	378,779	257,259	-		(55,073)		(36,248)		544,717
Non-controlling interests	3,957	-							3,957
Total equity	382,736	257,259	-		(55,073)		(36,248)		548,674
Total liabilities and equity	403,395	349,130	-		(55,073)		(46,992)		650,460

See accompanying notes to the unaudited pro forma condensed combined financial information.

ENERGY FUELS INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

(Expressed in thousands of U.S. dollars except per share amounts)

		Reclassified
		Historical
	Historical	Base
	Energy	Resources	Transaction		Pro Forma
	Fuels	Limited	Adjustments		Combined
Total revenue	$34,145	$61,994			96,139

Expenses
Total costs applicable to revenues	14,733	44,657	(2,379)	(AA)	57,011
Other operating costs and expenses
Exploration, development and processing	5,292	761			6,053
Standby	2,996	-			2,996
Accretion of asset retirement obligations	589	-			589
Selling, general and administration	11,516	10,038			21,554
Share-based compensation	2,757	-			2,757
Other expenses	3,285	2,623			5,908
Total operating income (loss)	(7,023)	3,915	2,379		(729)

Other income (loss)
Gain on sale of asset	2	-			2
Other income (loss)	4,240	2,637			6,877
Financing costs	-	(1,877)			(1,877)
Total other income (loss)	4,242	760	-		5,002
Income (loss) before income taxes	(2,781)	4,675	2,379		4,273
Income tax expenses	-	(4,847)	(714)	(BB)	(5,561)
Net income (loss)	$(2,781)	$(172)	$1,665		$(1,288)

Net income (loss) per common share
Basic net income (loss) per common share	$(0.02)	$-			$(0.01)
Diluted net income (loss) per common share	$(0.02)	$-			$(0.01)

Basic weighted average common shares outstanding	163,533,507	1,167,061,316			195,454,490
Diluted weighted average common shares outstanding	163,533,507	1,167,061,316			195,454,490

See accompanying notes to the unaudited pro forma condensed combined financial information.

ENERGY FUELS INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(Expressed in thousands of U.S. dollars)

		Reclassified
		Historical
	Historical	Base
	Energy	Resources	Transaction		Pro Forma
	Fuels	Limited	Adjustments		Combined
Total revenue	$37,928	$217,939			$255,867

Expenses
Total costs applicable to revenues	18,181	122,247	3,697	(AA)	144,125
Other operating costs and expenses
Exploration, development and processing	15,531	3,944			19,475
Standby	7,476	-			7,476
Accretion of asset retirement obligations	1,192	-			1,192
Selling, general and administration	23,290	25,261	12,500	(CC)	61,051
Share-based compensation	4,625	-			4,625
Impairment losses	-	88,857			88,857
Total operating income (loss)	(32,367)	(22,370)	(16,197)		(70,934)

Other income (loss)
Gain on sale of asset	119,257	-			119,257
Other income (loss)	13,142	(3,055)			10,087
Total other income (loss)	132,399	(3,055)	-		129,344
Income (loss) before income taxes	100,032	(25,425)	(16,197)		58,410
Income tax expenses	(276)	(25,463)	4,859	(BB)	(20,880)
Net income (loss)	$99,756	$(50,888)	$(11,338)		$37,530

Net income (loss) per common share
Basic net income (loss) per common share	$0.63	$(0.04)			$0.20
Diluted net income (loss) per common share	$0.62	$(0.04)			$0.20

Basic weighted average common shares outstanding	159,107,039	1,165,649,538			191,028,022
Diluted weighted average common shares outstanding	160,154,040	1,165,649,538			192,075,023

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Transaction had been consummated on June 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Transaction had been consummated on January 1, 2023, in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Base Resources' assets and liabilities will be recorded at their respective fair values. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

Base Resources' historical financial statements are presented in accordance with IFRS. A preliminary analysis has been performed, and no material adjustments were identified that were required to conform with Base Resources financial statements with U.S. GAAP.

The pro forma adjustments represent management's estimates based on information available as of the date of this Current Report and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Transaction will be expensed as incurred under ASC 805 and are assumed to be cash settled.

Energy Fuels has performed a preliminary review of Base Resources' and Energy Fuels' accounting policies, and no material impacts are expected to be required as a result of the review performed.

2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(A) Reflects a reclassification adjustment to conform Base Resources' historical balances to the financial statement presentation of Energy Fuels.

(B) Reflects the special dividend of US$55.1 million paid to holders of Base Resources' common shares prior to closing of the Transaction.

(C) Reflects the purchase price allocation adjustments to record Base Resources' assets and liabilities at estimated fair value based on the consideration conveyed.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The deferred tax assets represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. On a preliminary basis, deferred taxes were not considered probable to be realized and thus were not included as part of the purchase price allocation below. The estimates of fair value, which are based upon preliminary valuation assumptions, are believed to be reasonable but are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates and the difference may be material.

Preliminary purchase price allocation	Fair value
Cash and cash equivalents	33,044
Trade and other receivables, net of allowance for credit losses	33,560
Inventories	31,100
Prepaid expenses and other current assets	2,401
Mineral properties	132,951
Property, plant and equipment, net	21,395
Operating lease right of use asset	1,000
Other long-term receivables	4,114
Accounts payable and accrued liabilities	(13,106)
Asset retirement obligation (current)	(29,000)
Provisions	(9,310)
Deferred consideration	(17,000)
Current tax liability	(3,035)
Other current liabilities	(484)
Asset retirement obligation (noncurrent)	(8,600)
Other non-current liabilities	(592)
Total fair value	$178,438

Consideration Conveyed
Shares to holders of Base Resources' common shares	31,920,983
Energy Fuels stock price (1)	$5.59
Total preliminary purchase price consideration	$178,438

(1) Reflects closing price of Energy Fuels' common stock as of October 1, 2024.

(D) Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related income statement adjustment is reflected at adjustment (CC).

3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2024 and for the Year Ended December 31, 2023

(AA) Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (C). This includes the following impacts:

1) Depreciation expense. Reflects a decrease in depreciation expense related to real property and personal property, calculated using the remaining useful life of zero to two years for both categories.

2) Cost of goods sold – asset retirement obligation. Reflects an increase in expense related to the asset retirement obligation, calculated using the remaining useful life of zero to two years.

3) Cost of goods sold – inventory. Reflects an increase in the cost of goods sold related to inventory. This was considered to be a nonrecurring impact, as inventory is expected to fully turnover within the first year subsequent to closing, and thus, this adjustment only impacts the year ended December 31, 2023.

(BB) Reflects the tax impact of all pro forma adjustments for the six months ended June 30, 2024 and for the year ended December 31, 2023, calculated using the statutory rate of 30%, which is the relevant statutory rate for both Australia and Kenya. It was determined that this was the most appropriate rate to use based on the nature of the adjustments to the statements of operations.

(CC) Reflects the recognition of nonrecurring expenses related to estimated transaction costs, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (D).

4. Unaudited Pro Forma Net Income (Loss) Per Share

The pro forma weighted average shares calculations have been performed for the year ended December 31, 2023 using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transaction, assuming it occurred on January 1, 2023. As the Transaction is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for both basic and diluted income per share assumes that the shares issuable relating to the Transaction have been outstanding for the entire periods presented.

Pro forma net income (loss) per share-basic and diluted

(in thousands except share and per share amounts)

	For the Six Months Ended	For the Year Ended
	June 30, 2024	December 31, 2023
Numerator
Pro forma net income (loss) - basic and diluted	$(1,288)	$37,530
Net income (loss) allocated to common stock	(1,288)	37,530
Denominator
Pro forma weighted average shares of common stock outstanding - basic	195,454,490	191,028,022
Pro forma basic net income (loss) per share	$(0.01)	$0.20
Pro forma weighted average shares of common stock outstanding - diluted	195,454,490	192,075,023
Pro forma diluted net income (loss) per share	$(0.01)	$0.20